FORM 8-K/A



                       SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549

                       AMENDMENT TO APPLICATION OR REPORT
                  Filed pursuant to Section 12, 13, or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934


                         INSIGNIA FINANCIAL GROUP, INC.
               (Exact name of registrant as specified in charter)


                                 AMENDMENT NO. 1

     The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of it Report on Form 8-K dated July 1, 1996 filed on July 12, 1996 as set forth in the pages attached hereto:

      Item 7      Financial Statements and Exhibits

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    INSIGNIA FINANCIAL GROUP, INC.



                                    By:  /s/ James A. Aston
                                    -----------------------
                                         James A. Aston
                                         Chief Financial Officer









DATE:  September 13, 1996

Item 7.  Financial Statements and Exhibits

         (a)   Financial Statements of Businesses Acquired

               Combined Financial Statements for Edward S. Gordon Company, Inc. and Edward S. Gordon Company of New Jersey, Inc. as of December 31, 1995, 1994, and 1993 with report of Independent Auditors

         (b)   Pro Forma Condensed Consolidated Financial Statements (Unaudited)

         (c)   Exhibits

               Reference is made to Form 8-K Item 7(c) dated July 1, 1996 and filed July 12, 1996 for a list of exhibits which are incorporated hereby by reference.

               (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED








      EDWARD S. GORDON COMPANY, INC. and
      EDWARD S. GORDON COMPANY of NEW JERSEY, INC.
      COMBINED FINANCIAL STATEMENTS



      For the years ended
      December 31, 1995, 1994 and 1993

EDWARD S. GORDON COMPANY, INC. and
EDWARD S. GORDON COMPANY of NEW JERSEY, INC.

Index to COMBINED FINANCIAL STATEMENTS


                                                                    Page(s)
                                                                   ---------



Report of Independent Accountants                                      1

Combined Financial Statements:

   Combined Balance Sheets, December 31, 1995 and 1994                 2

   Combined Statements of Operations for the years
     ended December 31, 1995, 1994 and 1993                            3

   Combined Statements of Stockholders' Equity for the
     years ended December 31, 1995, 1994 and 1993                      4

   Combined Statements of Cash Flows for the years ended
     December 31, 1995, 1994 and 1993                                  5

Notes to Combined Financial Statements                              6-12

Report of Independent Accountants


To the Board of Directors and Stockholder of Edward S. Gordon Company, Inc. and
Edward S. Gordon Company of New Jersey, Inc.:

We have audited the accompanying combined balance sheets of EDWARD S. GORDON COMPANY, INC. and EDWARD S. GORDON COMPANY of NEW JERSEY, INC. (the "Company") as of December 31, 1995 and 1994, and the related combined statements of operations, stockholders' equity and cash flows for the three years ended December 31, 1995, 1994 and 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Edward S. Gordon Company, Inc. and Edward S. Gordon Company of New Jersey, Inc. as of December 31, 1995 and 1994, and the combined results of their operations and their cash flows for the years ended December 31, 1995, 1994 and 1993, in conformity with generally accepted accounting principles.



                                                 /s/ Coopers & Lybrand L.L.P.

New York, New York
April 1, 1996.

EDWARD S. GORDON COMPANY, INC. and
EDWARD S. GORDON COMPANY of NEW JERSEY, INC.

Combined Balance Sheets

December 31, 1995 and 1994


                   ASSETS:                                                1995               1994
                                                                     ---------------    ----------------



Current assets:
Cash and cash equivalents                                             $   1,042,671      $      804,712

Accounts receivable, net of allowance for
  uncollectible accounts of $998,000 in 1995 and $720,000
  in 1994                                                                41,430,209          37,687,975

Notes receivable from employees, net of allowance
  for uncollectible accounts of $678,000 in 1995
  and $378,000 in 1994                                                    2,340,706           2,750,621


Other current assets                                                      2,406,408             252,629
                                                                       ---------------    ----------------
Total current assets                                                     47,219,994          41,495,937
                                                                       ---------------    ----------------


Fixed assets:

  Furniture, fixtures and transportation
    equipment                                                            16,526,099          14,791,520

  Leasehold improvements                                                  3,851,904           3,666,234
                                                                      ---------------    ----------------
                                                                         20,378,003          18,457,754

    Less, accumulated depreciation and
      amortization                                                      (10,301,983)        (12,204,636)
                                                                      ---------------        -----------
           Net fixed assets                                              10,076,020           6,253,118
                                                                     ---------------    ----------------



Accounts receivable - noncurrent, net of discount of
    $1,096,000 in 1995 and $944,000 in 1994                               4,250,042           4,603,584


Other assets                                                                654,234             528,130
                                                                     ---------------    ----------------
                                                                      $  62,200,290     $    52,880,769
                                                                     ===============    ================


The  accompanying   notes  are  an  integral  part  of  the  combined  financial statements.



        LIABILITIES and STOCKHOLDERS' EQUITY:                                   1995              1994
                                                                           ---------------    ---------------

Current liabilities:
  Commissions payable:
    Related parties                                                         $     734,270      $   4,035,769
    Salespersons                                                               18,470,222         12,281,880
    Co-brokers                                                                  2,442,761          3,070,325
  Demand note payable - bank                                                    5,600,000          8,275,000
  Accounts payable and accrued expenses                                         3,584,269          1,657,165
  Accrued expenses - related parties                                              500,000          1,072,000
  Deferred compensation payable                                                 2,615,000          1,341,000
  Deferred income taxes                                                         1,648,113          1,647,150
  Taxes payable                                                                                    1,250,000
  Other                                                                           335,605            400,000
                                                                          ---------------    ---------------
          Total current liabilities                                            35,930,240         35,030,289
                                                                          ---------------    ---------------

Other liabilities:
  Commissions payable - noncurrent:
    Related parties, net of discount of $19,000 in 1995
      and $94,000 in 1994                                                          72,183            456,362
    Salespersons, net of discount of $482,000 in 1995
      and $306,000 in 1994                                                      1,875,070          1,485,800
    Co-brokers, net of discount of $57,000 in 1995
      and $82,000 in 1994                                                         221,933            399,278
  Long-term debt                                                                7,500,000
  Deferred income taxes                                                           450,142             52,207
  Deferred rent payable                                                         1,829,079          2,185,047
                                                                          ---------------    ---------------
        Total other liabilities                                                11,948,407          4,578,694
                                                                          ---------------    ---------------
        Total liabilities                                                      47,878,647         39,608,983
                                                                           ---------------    ---------------

Commitments and contingencies

Stockholders' equity:
  Edward S. Gordon Company, Inc. common stock, $.01 par value;
    authorized 1,400,000 shares;  issued 1,236,000 shares; outstanding
    710,000 shares                                                                 12,360             12,360
  Edward S. Gordon Company of New Jersey, Inc. common stock,
    $.01 par value; authorized 5,000,000 shares; issued 1,587,000 shares;
    outstanding 710,000 shares in 1995 and 1,105,000 shares in 1994                15,870             15,870
  Additional paid-in capital                                                    1,799,821          1,799,821
  Retained earnings                                                            17,592,558         16,542,701
    Less, Treasury stock, at cost:
      Edward S. Gordon Company, Inc., 526,000 shares                           (5,098,566)        (5,098,566)
      Edward S. Gordon Company of New Jersey, Inc.,
         877,000 shares in 1995 and 482,000 shares in 1994                           (400)              (400)
                                                                            ---------------    ---------------
                Total stockholders' equity                                     14,321,643         13,271,786
                                                                            ---------------    ---------------

                                                                            $  62,200,290      $  52,880,769
                                                                            ===============    ===============



COMBINED STATEMENTS of OPERATIONS

For the years ended December 31, 1995, 1994 and 1993




                                                 1995                 1994                1993
                                           ----------------     ----------------    ----------------



Revenue:
  Revenue before co-brokers' commissions   $   97,193,603       $  104,973,015      $   71,205,126
  Co-brokers' commissions                      (5,129,023)          (8,696,977)         (5,175,090)
                                           ---------------     ----------------    ----------------

           Net revenue                         92,064,580           96,276,038          66,030,036

Salespersons' commissions                      39,562,989           40,180,629          26,432,223
                                           --------------     ----------------    ----------------
                                               52,501,591           56,095,409          39,597,813
                                           ---------------     ----------------    ----------------

Expenses:
  Payroll and related benefits                  32,804,688           33,692,677          24,783,134
  Professional fees                              1,607,314            1,411,811             906,048
  Rent                                           4,181,664            4,558,599           4,895,717
  Depreciation and amortization                  2,476,200            1,788,749           1,889,748
  General and administrative                     9,486,178            9,941,765           9,330,445
                                           ---------------     ----------------    ----------------
                                                50,556,044           51,393,601          41,805,092
                                           ---------------     ----------------    ----------------

        Department income (loss)                 1,945,547            4,701,808         (2,207,279)
                                           ---------------     ----------------    ----------------

Other income (expenses):
  Interest and dividend income                      84,259               58,676             201,171
  Interest expense                                (339,072)            (396,362)           (781,993)
  Sublease income                                                       209,604             401,823
  Loss on write-off of investment                                                           (45,000)
                                             --------------     ----------------    ----------------

         Other expenses, net                       (254,813)            (128,082)           (223,999)
                                             ---------------     ----------------    ----------------
         Income (loss) before provision
           for income taxes                       1,690,734            4,573,726         (2,431,278)
                                             --------------     ----------------    ----------------

Provision (benefit) for income taxes:
  Current                                           241,979              396,653             229,629
  Deferred                                          398,898              408,582            (381,290)
                                             --------------     ----------------    ----------------
                                                    640,877              805,235           (151,661)
                                             --------------     ----------------    ----------------

          Net income (loss)                  $    1,049,857       $    3,768,491         (2,279,617)
                                             ===============     ================    ================

The  accompanying   notes  are  an  integral  part  of  the  combined  financial statements.


COMBINED STATEMENTS of STOCKHOLDERS' EQUITY

For the years ended December 31, 1995, 1994 and 1993

                                       Edward S. Gordon
                  Edward S. Gordon         Company of                                                 Edward S. Gordon
                    Company, Inc.       New Jersey, Inc.                          Edward S. Gordon       Company of        Total
                    Common Stock         Common Stock      Additional                 Company, Inc.   New Jersey, Inc.     Stock-
                   $.01 Par Value       $.01 Par Value      Paid-in    Retained    Treasury Stock      Treasury Stock     holders'
               Shares       Amount   Shares      Amount     Capital    Earnings    Shares     Amount   Shares    Amount    Equity


Balance
 January 1,
   1993      1,236,000   $ 12,360  1,587,000   $ 15,870  $1,799,821  $21,060,253  526,000 $(5,098,566) 482,000  $ (400)  $17,789,338

Net loss                                                              (2,279,617)                                        (2,279,617)

Distribution                                                          (6,006,426)                                        (6,006,426)

  Balance
   December
   31, 1993  1,236,000    12,360  1,587,000     15,870    1,799,821   12,774,210  526,000  (5,098,566) 482,000    (400)    9,503,295

Net income                                                             3,768,491                                           3,768,491

  Balance
   December
   31, 1994  1,236,000    12,360  1,587,000     15,870    1,799,821   16,542,701  526,000  (5,098,566) 482,000    (400)   13,271,786

Net income                                                             1,049,857                                           1,049,857

Conversion
 of common
 stock                                                                                                 395,000

Balance
 December
 31, 1995    1,236,000   $ 12,360  1,587,000   $15,870   $1,799,821  $17,592,558  526,000 $(5,098,566) 877,000   $(400)  $14,321,643

Combined Statements of Cash Flows

For the years ended December 31, 1995, 1994 and 1993



                                                          1995             1994            1993
                                                    --------------   --------------   --------------
Cash flows from operating activities:
  Net income (loss)                                    $  1,049,857     $  3,768,491    $  (2,279,617)
                                                     --------------   --------------   --------------
  Adjustments to reconcile net income (loss)
    to net cash provided by operating activities:
      Depreciation and amortization                       2,476,200        1,788,749        1,889,748
      Discount on non-current commission receivables
        and payables                                         76,248         (18,975)          480,610
      Write-off of investment                                                                  45,000
      Contribution of investment bonds                                       192,620           75,000
      Provision for uncollectible accounts                1,016,523           17,510          681,968
      Deferred income taxes                                 398,898          408,582         (381,290)
      Straight-line rent adjustment                        (355,968)        (568,900)        (235,454)
      Deferred compensation                               1,274,000        1,341,000
      Income tax reserve                                 (1,250,000)
      Change in assets and liabilities:
        (Increase) decrease in accounts receivable       (3,819,024)      (10,525,161)      2,071,479
        Increase in employee notes receivable and other
          current assets                                 (2,482,209)       (69,183)        (2,666,843)
        Decrease in other assets                                                            1,504,360
        Increase in commissions payable                   2,162,931        4,320,417        1,059,994
        Increase in accounts payable, accrued expenses
          and other liabilities                           1,290,709        (174,664)           79,129
        (Decrease) increase in income taxes payable                         (40,160)           37,693
                                                      --------------   --------------   --------------
          Total adjustments                                 788,308      (3,328,165)        4,641,394
                                                      --------------   --------------   --------------
          Net cash provided by operating activities        1,838,165         440,326        2,361,777
                                                    --------------   --------------    --------------

Cash flows from investing activities:
  Repayment of advance to stockholder                                                        100,000
  Advance to stockholder                                                                   2,445,000)
  Purchases of artwork                                                                        (5,640)
  Capital expenditures                                    (6,299,102)      (389,456)        (708,672)
  Proceeds from sales of fixed assets                                         6,500
  Purchases of investment bonds                             (126,104)       (10,000)        (110,000)
                                                       --------------   --------------   --------------
     Net cash used in investing activities                (6,425,206)      (392,956)      (3,169,312)
                                                       --------------   --------------   --------------
Cash flows from financing activities:
  Demand note payable borrowings                           5,600,000        8,275,000      8,200,000
  Payments on demand note payable                         (8,275,000)      (8,200,000)    (7,333,000)
  Long-term debt borrowings                                7,500,000
                                                      --------------   --------------   --------------
   Net cash provided by financing activities               4,825,000           75,000        867,000
                                                      --------------   --------------   --------------

   Net increase in cash and cash equivalents                 237,959          122,370         59,465

Cash and cash equivalents, at beginning of year              804,712          682,342        622,877
                                                      --------------   --------------   --------------

   Cash and cash equivalents, at end of year            $  1,042,671     $    804,712     $  682,342
                                                      ==============   ==============   ==============

Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Interest                                            $    237,824     $    415,337     $  341,383
    Income taxes                                             309,155          483,723        104,948

Supplemental disclosure of non-cash investing and financing activities:

1) During 1993, the Company made a deemed distribution of $6,006,426 to a stockholder by reducing the advance due from that stockholder.

The  accompanying   notes  are  an  integral  part  of  the  combined  financial statements.

Notes to Combined Financial Statements


1.   Summary of Significant Accounting Policies:

     Principles  of  combination:

     The accompanying combined financial statements include the accounts of Edward S. Gordon Company, Inc. and Edward S. Gordon Company of New Jersey, Inc. (together, the "Company"). These financial statements have been prepared on a combined basis because each company is owned and controlled by the same stockholder and are in the same industry. Inter-entity accounts and transactions are eliminated in the combination.

     Commission income and expense:

     The income of the Company is derived principally from commissions in connection with the leasing of commercial office space, consulting services, property management services and the sale of properties primarily in the New York City metropolitan area. Income and the related commission expense are recognized upon the signing of a lease or sales document.

     Imputed  Interest:

     Interest has been imputed on non-current commissions receivable and payable arising during the years ended December 31, 1995, 1994 and 1993 at rates of 9%, 8% and 6%, respectively.

     Fixed assets:

     Fixed assets are recorded at cost and are being depreciated over their estimated useful lives, which range from 5 to 13 years, principally by the straight-line and double-declining-balance methods. Leasehold improvements are amortized by the straight-line method over the lesser of their estimated useful lives or the remaining lease terms. Fixed assets are written off in the year after they have become fully depreciated.

     During 1995, the Company traded in a fixed asset for another fixed asset ("new asset") for which it received a trade-in value. The basis of the new asset has been reduced by the deferred gain of $3,013,000.

     Income  taxes:

     The Company has elected, for federal and state income tax purposes, to be treated under the provisions of the Internal Revenue Code as an "Electing Small Business Corporation" ("S" Corporation). An "S" Corporation is generally not subject to federal or state income taxes.

     However, the Company is subject to New York City income taxes. Therefore, the effective income tax rate is substantially less than the statutory federal income tax rate. The annual corporate income, whether distributed or not, is taxed currently to the individual stockholders according to their ownership interest in the shares of the respective "S" Corporation.

     For income tax purposes, the Company utilizes the cash receipts and disbursements method, whereas the accrual method is used for financial reporting. Deferred New York City corporation income taxes are reflected in the financial statements primarily to recognize the effects of these different methods. No provision is reflected for income tax liabilities of individual stockholders related to their share of the Company's income.

     Cash and cash equivalents:

     The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

     Estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. The most significant estimates and assumptions relate to the realizability of accounts receivable and the recoverability of fixed assets. Actual results could differ from those estimates.

     New  Pronouncements:

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and For Long-Lived Assets To Be Disposed Of." This statement addresses the accounting for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used. This statement will be effective for the Company in fiscal year 1996. This statement, when adopted, is not expected to have a material effect on the Company's statements of operations.

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." This statement establishes fair value-based financial accounting and reporting standards for all transactions in which a company acquires goods or services by issuing its equity instruments or by incurring a liability to its supplier in amounts based on the price of its common stock or other equity instruments. This statement will be effective for the Company in fiscal year 1996. This statement, when adopted, is not expected to have a material effect on the Company's statements of position or operations.



2.   Line of Credit:

     The Company has a $10,000,000 line of credit which is due on demand, of which $5,600,000 and $8,275,000 is outstanding at December 31, 1995 and 1994, respectively. The interest rate on the line of credit was prime (8.5%) at December 31, 1995 and prime less .25% (8.25%) at December 31, 1994. The line of credit is collateralized by accounts receivable and is guaranteed by the stockholder of the Company.

3.   Long-Term Debt:

The following is a summary of notes payable outstanding at December 31, 1995:


                                              Amount                 Balance
    Original              Maturity            Due At               December 31,
   Principal               Date             Maturity                 1995
- ----------------        -----------       --------------        ----------------


$  4,000,000 (A)         12/12/00        $  4,000,000          $    4,000,000
   3,000,000 (B)         12/12/00           3,000,000               3,000,000
     500,000 (C)         12/12/00             500,000                 500,000
                                                              ----------------
                                                               $    7,500,000
                                                              ================

(A) Interest rate is variable (LIBOR plus 1.25%).
(B) Interest rate is fixed at 6.86%.
(C) Interest rate is fixed at 6.64%.


The notes are collateralized by certain fixed assets which have an approximate carrying amount of $6,318,435 at December 31, 1995.




4.   Income Taxes:

     Deferred income taxes arise from temporary differences between the tax bases of assets and liabilities and their reported amounts in the combined financial statements. At December 31, 1995 and 1994, the components of the net deferred income tax liability is as follows:


                                                        1995             1994
                                                   ------------      -----------

     Assets:
       Allowance for uncollectible accounts    $      87,818      $      62,500
       Accounts payable and accrued expenses         409,571            138,916
       Deferred compensation payable                 261,000            134,000
       Commissions payable                         2,167,456          1,966,710
       Deferred rent payable                         179,553            213,738
                                                 -------------      ------------
                                                   3,105,398          2,515,864
                                                 -------------      ------------

       Liabilities:
       Fixed assets                                  562,238             86,486
       Accounts receivable                         4,224,919          3,981,155
       Other assets                                  416,496            147,580
                                                 -------------     -------------
                                                   5,203,653          4,215,221
                                                 -------------     -------------
          Net deferred tax liability           $   2,098,255      $   1,699,357
                                               ===============    ==============


Continued

     The Company has recorded a current and noncurrent deferred tax liability of $1,648,113 and $450,142, respectively, at December 31, 1995 and $1,647,150 and $52,207, respectively, at December 31, 1994.

5.   Commitments and Contingencies:

     a. The Company is leasing office space under the terms of various leases, which have been accounted for as operating leases. These obligations extend for various period through June 2005. One of the leases provides the option to extend the term for two successive periods of five years each. The Company was granted an abatement of rent at the beginning of one of the lease obligations for nine months, during which time no rent payments were required or made. For financial statement purposes, the total rent due under this lease has been allocated ratably over its term.

          Rent expense was $4,181,664 in 1995, $4,558,599 in 1994 and $4,895,717
          in 1993. Sublease income for 1994 and 1993 amounted to $209,604 and $401,823, respectively. The leases require the Company to pay a proportionate share of real estate tax and operating expense increments, which amounted to $849,071, $800,971 and $848,654 for 1995, 1994 and 1993, respectively.

          The Company's obligations under these operating leases as of December 31, 1995 for the next five years and thereafter are as follows:


             Year Ending
          ------------------

           1996                                                   $   3,814,352
           1997                                                       3,814,352
           1998                                                       3,692,780
           1999                                                       3,389,845
           2000                                                       3,260,300
           Thereafter                                                14,619,901
                                                                 ---------------
           Total minimum payments required                        $  32,591,530
                                                                 ===============

     b. The Company acts as trustee in connection with property that it manages and other services that it renders. The funds held in trust and not reflected on the accompanying combined balance sheets amounted to $35,888,352 and $33,945,707 at December 31, 1995 and 1994,
          respectively.

     c. The Company had recorded, at December 31, 1994 and 1993, a $1,250,000 reserve for potential assessments that could result from a New York State sales tax audit. The audit was completed in 1995 and no assessment was made against the Company. Accordingly, the reserve of $1,250,000 was reversed and has been reflected as a reduction of general and administrative expenses in the accompanying 1995 combined statements of operations.

     d. The Company is involved in litigation and disputes which are normal in the real estate leasing industry. Management is of the opinion that the ultimate liability, if any, resulting from litigation, will not have a material adverse effect on the Company's combined financial condition or results of operations.



6.   Related Parties:

     a. The Company subleased office space to a business partially owned by a person related to a stockholder of the Company. The sublease expired on February 28, 1994.

     b. Amounts owed to certain employees for stock they sold back to the Company amounted to $200,000 at December 31, 1995 and $400,000 at December 31, 1994, and is included in other current liabilities.



7.   Savings Plan:

     The Company has a contributory savings plan for the benefit of its employees. It is the intention of the Company that this plan meet all requirements for profit-sharing plan qualification under Sections 401(a) and 401(b) of the Internal Revenue Code. Employees may make contributions of up to 16% of their compensation. The Company makes a matching contribution equal to a maximum of 50% of the first 6% of employee compensation. Participants are always 100% vested in their contributions while they vest at 20% per year in regards to the Company matching contribution for each year that they perform over 1,000 hours of service. For the years ended December 31, 1995, 1994 and 1993, the Company's matching contribution was $340,362, $208,572 and $197,884, respectively.


8.   Stock Options and Deferred Compensation Agreement:

     In 1994, the Company amended and restated its stock option and deferred compensation agreement ("Agreement") with certain employees. The Agreement grants stock options to purchase an aggregate of 2,954,000 shares of the Company's common stock. There is no limit on the amount of options available for grant. The options, which do not expire, fully vest only upon the occurrence of certain defined events (an "Event"). The exercise price of the options is based upon the calculated fair market value of the Company's common stock on the stock option grant date. At December 31, 1995, the exercise prices per share range from $5.75 to $13.28 for Edward
     S. Gordon Company, Inc. and from $0.00 to $0.126 for Edward S. Gordon Company of New Jersey, Inc. The Company has the right to prohibit the exercise of the options by giving the option holder written notice prior to the commencement of the exercise period. In the event that the Company prohibits the exercise of stock it must pay the option holder an amount equal to the excess of the fair market value of the consideration which the option holder would have received with respect to the shares upon the consummation of the Event over the exercise price of the shares. The Company has also granted the same employees receiving stock options the right to receive deferred compensation equal to their pro-rata share of defined profit and loss upon termination of employment. For certain option holders, the right to receive deferred compensation vests in increments of 20% on the anniversary of the grant in each of the subsequent five years. See Note 1.

     Information with respect to stock options granted is as follows:

       Options outstanding, January 1, 1993                          662,000
       Granted                                                       195,000
       Forfeited                                                     (17,500)
                                                                  -----------

       Options outstanding, December 31, 1993                        839,500
       Granted                                                     1,814,500
                                                                  -----------

       Options outstanding, December 31, 1994                      2,654,000
       Granted                                                       350,000
       Forfeited                                                     (50,000)
                                                                  -----------

       Options outstanding, December 31, 1995                      2,954,000
                                                                  ===========

     During 1995, to facilitate tax requirements for certain states, the majority shareholder of the Company requested the minority shareholders of Edward S. Gordon Company of New Jersey, Inc. to exchange 395,000 shares of common stock for 350,000 stock options. The options are convertible back into common stock of Edward S. Gordon Company of New Jersey, Inc. at a zero exercise price.



9.   Concentration of Risk:

     Business and Credit Concentration:

     Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. No customer accounted for more than 10% of the Company's total accounts receivable at December 31, 1995. Accounts receivable from two customers at December 31, 1994 aggregated more than 10% of the Company's total accounts receivable and amounted to $9,827,052. The Company generally does not require collateral or other security in support of these financial instruments with credit risk. The Company believes it mitigates these risks by dealing with a large number of customers and their familiarity with the real estate leasing industry.

     Financial Risk:

     The Company maintains its cash and cash equivalents at five financial institutions which management believes are of high quality.

     Geographic Concentration:

     The Company's revenue is generated primarily in the New York City metropolitan area. This concentration imposes on the Company certain risks, which include local economic conditions, that are not within management's control.

10.  Fair Value of Financial Instruments:

     Cash and cash equivalents, non-current accounts receivable, non-current commissions payable and variable rate and fixed-rate notes payable are reflected in the accompanying balance sheet at amounts considered by management to reasonably approximate fair value. Management estimates the fair value of its long-term fixed rate notes payable using discounted cash flow analysis based upon the Company's current borrowing rate for debt with similar maturities.



11.  Subsequent Event:

     Effective June 30, 1996, the Company agreed to sell certain fixed assets, contracts and the Company name to the Insignia Financial Group Inc. (the "Acquiror") for $49,300,000 in cash, $24,450,000 in common stock options of the Acquiror plus a contingent purchase price feature. This transaction falls under the definition of an Event in the stock option and deferred compensation agreement (Note 8). Therefore, the outstanding stock options became fully vested upon the consummation of the sale. The Company, however, prohibited the exercise of the stock options by giving the option holders written notice before the commencement of the exercise period and paying the option holders an amount equal to the excess of the fair market value of the consideration which the option holders would have received if the exercise of the stock options were not prohibited over the exercise price of the shares. This payment amounted to $40,278,570.

(b)  Pro Forma Condensed Financials
Insignia Financial Group, Inc. and Subsidiaries

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

     On June 30, 1996 ("Closing Date"), Insignia Financial Group, Inc. ("Insignia" or the "Company") acquired substantially all of the assets of Edward
S. Gordon Co., Inc. and Edward S. Gordon Co. of New Jersey, Inc. ("ESG"), pursuant to an Asset and Stock Purchase Agreement (the "Agreement") dated as of June 17, 1996 among Insignia Financial Group, Inc., Insignia Buyer Corporation, Edward S. Gordon Company, Incorporated, Edward S. Gordon Company of New Jersey, Inc. and Edward S. Gordon. The assets acquired included leases for office space at four locations where ESG operates its commercial real estate business, together with related furniture, fixtures and equipment. The Company intends to continue such use of the acquired assets.

     The purchase price was $73.8 million of which $49.3 million was paid in cash at closing, and the balance, which was determined through arms-length negotiations, paid through the assumption of existing ESG stock options. The cash portion of the purchase price was financed by borrowing under the Company's syndicated credit facility with First Union National Bank of South Carolina as Administrative Agent; and Lehman Commercial Paper, Inc., as Syndication Agent.

     ESG provides commercial property management services for approximately 25.5 million square feet of office space, primarily in the New York metropolitan area. The Company also provides commercial leasing, tenant representation, and corporate consulting services for properties and tenants primarily in the New York, New Jersey and Connecticut markets, as well as investment sales of commercial properties nationally. ESG will operate as a wholly-owned subsidiary of Insignia.

     Insignia acquired substantially all of the assets of National Property Investors, Inc. ("NPI") and certain of its affiliates for an aggregate purchase price of approximately $116 million effective January 22, 1996. The Condensed Consolidated Balance Sheet and Pro Forma Statement of Income herein also include the effect of this acquisition. The NPI acquisition was previously reported on by the filing of Form 8-K on February 5, 1996.

     The debt instrument used to finance the ESG and NPI acquisitions bear interest at LIBOR plus 2.25 percent. A 1/8 percentage point change in the prime rate would have approximately a $89,000 and $178,000 effect on earnings for the six months ended June 30, 1996, and for the year ended December 31, 1995, respectively.

Insignia Financial Group, Inc. and Subsidiaries



     The following Condensed Consolidated Balance Sheet as of June 30, 1996, and Pro Forma Condensed Consolidated Statements of Income for the six months ended June 30, 1996, and the year ended December 31, 1995, gives effect to the acquisitions of substantially all the assets of ESG and NPI by Insignia, as effected at such date, in the case of the balance sheet, or at the beginning of such periods, in the case of such pro forma statements of income. The pro forma information is based on the historical financial statements of Insignia, ESG and NPI, giving effect to the transactions under the purchase method of accounting and the assumptions and adjustments in the accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements. Since the ESG acquisition was effected as of June 30, 1996 and the NPI acquisition was prior to June 30, 1996 the historical Condensed Consolidated Balance Sheet as of June 30, 1996 properly included such acquisitions.

     The pro forma statements have been prepared by management of Insignia based upon the financial statements of Insignia, ESG and NPI. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the financial statements and notes of Insignia which were included in Form 10-K filed March 20, 1996 which is incorporated herein by reference, of ESG included elsewhere herein, and NPI which were included in Form S-3 filed on September 1, 1995.

Insignia Financial Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet (Unaudited)
June 30, 1996
(Thousands of Dollars, except share data)



Assets
   Cash and cash equivalents                             $  57,366
   Restricted cash                                           7,607
   Receivables                                              19,101
   Property and equipment                                   10,204
   Real estate limited partnership interests               127,266
   Apartment properties                                     25,309
   Property management contracts                           142,704
   Costs in excess of net assets of acquired businesses     76,946
   Other assets                                              7,217
                                                             -----

     Total Assets                                         $473,720
                                                          ========

Liabilities and Stockholders' Equity
   Liabilities
     Accounts payable                                   $    2,491
     Accrued and sundry liabilities                         27,158
     Deferred taxes payable                                 13,661
     Acquisitions payable                                   73,924
     Notes payable                                         123,556
     Non-recourse mortgage notes payable                    17,832
                                                            ------
       Total liabilities                                   258,622
                                                           =======

   Minority interests in consolidated subsidiaries           2,690

   Stockholders' Equity:
     Common stock, Class A, par value $.01 per share authorized 50,000,000 shares, issued and outstanding 28,677,904 287
     Additional paid-in capital                            187,958
     Retained earnings                                      24,163
                                                            ------
       Total stockholders' equity                          212,408
                                                           -------

Total liabilities and stockholders' equity                $473,720
                                                          ========







See Notes to Unaudited Condensed Consolidated Balance Sheet and Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income

Insignia Financial Group, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Balance Sheet

     The acquisition of the ESG was consummated at the end of the second quarter; thus, the acquisition is reflected in Insignia's balance sheet at June 30, 1996. The NPI acquisition is also reflected on Insignia's June 30, 1996 balance sheet.


(b) Pro Forma Condensed Financials (Continued)
Insignia Financial Group, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statements of Income (Unaudited)
For the Six Months Ended June 30, 1996
(Thousands of Dollars, except share and per share data)

                                                                          Pro Forma
                                                              Pro Forma     Income
                                       Insignia       ESG    Adjustments   Statement
Revenues
   Fee based services                   $77,193   $46,778 $      627(a)    $124,598
   Apartment property revenues            3,399        --        434(a)       3,833
   Interest                               1,588        20        (8)(a)       1,600
   Other                                  1,139        --          3(a)       1,142
                                         83,319    46,798      1,056        131,173

Costs and Expenses
   Fee based services                    55,516    39,974         89(c)      95,579
   Apartment property expenses            1,844        --        237(c)       2,081
   Administrative services                3,707     4,149     (2,715)(b)      5,141
   Deferred compensation and stock option plan--   37,664    (37,664)(d)         --
   Termination of employment agreement       --        --         --             --
   Interest                               5,935       677      1,981(e)       8,593
   Apartment property interest              732        --         94(c)         826
   Depreciation and amortization          9,481     1,447      1,058(f)      11,986
   Apartment property depreciation          493        --         63(c)         556
                                         77,708    83,911    (36,857)       124,762

Equity earnings - limited
   partnership interests                  2,341        --        111(c)       2,452

Minority interests in
  consolidated subsidiaries                (262)       --        (19)(c)       (281)

Income before income taxes                7,690   (37,113)    38,005          8,582

   Provision (benefit) for income taxes   2,922    (3,528)     3,867(g)       3,261

Net Income (Loss)                      $  4,768  $(33,585)   $34,138       $  5,321

Earnings per common share                 $0.15                               $0.16

Weighted average common shares outstanding
   and dilutive common
  stock equivalents                  30,023,895            1,093,648     31,117,543









See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements




(b) Pro Forma Condensed Financials (Continued)
Insignia Financial Group, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statements of Income (Unaudited)
For the Year Ended December 31, 1995
(Thousands of Dollars, except share and per share data)
                                                                                                      Pro Forma
                                                                                       Pro Forma       Income
                                    Insignia      ESG       NPI     NPI II    NPI IV  Adjustments     Statement
Revenues
   Fee based services               $118,828    $92,064  $17,715    $   --    $   --    $   --        $228,607
   Apartment property revenues            --         --       --     1,133     6,164        --           7,297
   Interest                            2,780         84      366        --        --       (84)(a)       3,146
   Other                               1,424         --       --        --        --        --           1,424
                                       -----                                                             -----
                                     123,032     92,148   18,081     1,133     6,164       (84)        240,474
                                     -------     ------   ------     -----     -----       ---         -------
Costs and Expenses
   Fee based services                 85,707     76,882    7,892        --        --        --         170,481
   Apartment property expenses            --         --       --       947     2,945        --           3,892
   Administrative services             8,020      9,486       --        --        --   (6,178)(b)       11,328
   Deferred compensation and
     stock option plan                    --      1,274       --        --        --   (1,274)(d)           --
   Termination of employment
     agreement                         1,000        --        --        --        --        --           1,000
   Interest                            7,049       339     5,801        --        --     3,081(e)       16,270
   Apartment property interest            --        --       --        121     1,538        --           1,659
   Depreciation and amortization      13,493     2,476     1,649        --        --     4,676(f)       22,294
   Apartment property depreciation        --        --        --       211       989       (87)(c)       1,113
                                     115,269    90,457    15,342     1,279     5,472       218         228,037
Equity earnings - limited
   partnership interests               2,461        --    15,544        --        --    (9,358)(c)       8,647
Minority interests in
  consolidated subsidiaries             (131)       --    (7,964)       --        --    (2,537)(c)     (10,632)
Income before income taxes            10,093     1,691    10,319      (146)      692   (12,197)         10,452
   Provision for income taxes          3,835       641      (47)        --        --      (458)(g)       3,971
Net Income before extraordinary item $ 6,258  $  1,050  $10,366     $ (146)    $ 692  $(11,739)      $   6,481

Earnings per common share
  before extraordinary item            $0.22                                                         $    0.20
Weighted average common shares
  outstanding and dilutive
  common stock equivalents        22,681,158                                        3,952,055(h)    26,633,213

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements




 (b)  Pro Forma Condensed Consolidated Financials (Continued)
Insignia Financial Group, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income

     The pro forma effects of the ESG and NPI acquisitions to income are described below:

                                                             Income                Income
                                                       Increase (Decrease)    Increase (Decrease)
                                                          For the Six              For the
                                                         Months Ended              Year Ended
                                                        June 30, 1996           December 31, 1995
(a)Revenues
   Reduction in interest income earned by ESG             $      (20)              $      (84)
   NPI interest for 21 days (Note 1 below)                        12                       n/a
      Net interest revenue                                        (8)
   NPI revenues for 21 days (Note 1 below
      Fee based services                                         627                       n/a
      Apartment properties revenues                              434                       n/a
      Other                                                        3                       n/a
                                                               1,056                      (84)
(b)Administrative savings (Note 2 below)                       2,715                    6,178
(c)NPI expenses excluding depreciation and amortization in (f)
   below, equity earnings, and minority interest
      Fee based services                                         (89)
      Apartment property expenses                               (237)
      Apartment property interest                                (94)
      Apartment property depreciation                            (63)                      87
      Equity earnings                                            111                   (9,358)
      Minority interest                                          (19)                  (2,537)
(d)Deferred compensation and stock option plan compensation
   savings (Note 3 below)                                     37,664                    1,274
(e)Interest on Credit Facility at 8.25%                       (1,981)                  (5,600)
   Stock offering proceeds used to pay down debt (see h)
3,480
   Amortization of Credit Facility Cost                                                  (961)
      Net interest adjustment                                 (1,981)                  (3,081)
(f)Depreciation and amortization
      Reduction in:
        Depreciation of property and equipment                 1,447                    2,476
        Amortization of management contract                                             1,649
      Increases in:
        Depreciation of property and equipment                   (40)                     (80)
        Amortization of management contract                     (960)                  (5,712)
        Non-compete agreement                                   (217)                    (433)
        Cost in excess of net assets acquired                 (1,288)                  (2,576)
          Total Depreciation and amortization                 (1,058)                  (4,676)
Net increase (decrease) to income before income taxes         38,005                  (12,197)
(g)Income tax effects                                         (3,867)                     458
Net increase (decrease) to income                            $34,138                 $(11,739)

(h) The adjustment to weighted average common shares outstanding gives effect to Insignia's 1995 stock offering (3,111,643 shares) and the issuance of 840,412 shares of common stock with respect to the ESG acquisition.


Insignia Financial Group, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income



Note 1    National Property Investors, Inc.:

          The pro forma statement of income for the period ended December 31, 1995 reflects Insignia's operations as if the NPI acquisition was consummated effective January 1, 1995. NPI's audited statements of income are on a fiscal year ended June 30; the pro forma income statement represents NPI's results of operations (unaudited) for the year ended December 31, 1995. The adjustment column on the pro forma statement of income for the period ended June 30, 1996 includes adjustments to Insignia's operations for the 21 days of NPI operations before the acquisition was consummated on January 22, 1996.

Note 2    Administrative savings:

          ESG incurred expenses for executive bonuses and personnel expenses; the administrative savings is generally attributable to not incurring these expenses on an ongoing basis.

Note 3    Deferred compensation and stock option plan compensation savings:

          The acquisition transaction met the definition of an event in the ESG stock option and deferred compensation agreement; therefore, ESG's outstanding stock options became fully vested upon consummation of the sale. However, ESG prohibited the exercise of the stock options by giving the option holders written notice before the commencement of the exercise period and paying the option holders an amount equal to the excess of the fair market value of the consideration which the option holders would have received if the exercise of the options were not prohibited over the exercise of the shares. The subsequent payment is represented in ESG's Condensed Combined Balance Sheet at June 30, 1996 (Unaudited) as $40,278,570 due to deferred compensation and stock option participants. The amounts above represent the deferred compensation and stock option plan expense incurred during each period and are not indicative of ongoing operations.